Exhibit 4.248

MASTER TERMINATION AGREEMENT

among

RENTAL CAR FINANCE CORP.,
as Issuer, Lessor, Financing Source and Beneficiary,

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Master Servicer and Guarantor,

DTG OPERATIONS, INC.,
as Lessee, Servicer and Lessee Grantor,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Financing Source, Beneficiary and Master Collateral Agent, and

WELLS FARGO BANK, N.A.,
as Note Purchaser

Dated as of October 26, 2011

TABLE OF CONTENTS

Page

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1.	Definitions	3

ARTICLE II

FINAL REDUCTION

SECTION 2.1.	Series 2010-2 Final Reduction	6

ARTICLE III

TERMINATION OF TRANSACTION AGREEMENTS AND RELEASES OF COLLATERAL

SECTION 3.1.	Termination of Transaction Agreements	6
SECTION 3.2.	Releases of Collateral	7

ARTICLE IV

DELIVERY AND CANCELLATION OF RCFC NOTES AND DEMAND NOTES

SECTION 4.1.	Series 2010-2 Notes	8
SECTION 4.2.	Demand Notes	8

ARTICLE V

MISCELLANEOUS

SECTION 5.1.	No Bankruptcy Petition Against RCFC	8
SECTION 5.2.	Governing Law	9
SECTION 5.3.	Severability	9
SECTION 5.4.	Counterparts	9

ANNEX A – Terminated Agreements

MASTER TERMINATION AGREEMENT

This Master Termination Agreement (this “Agreement”), dated as of October 26, 2011, is by and among the following entities (each a “Party” hereto and collectively the “Parties”) in their respective capacities as parties to each of the Transaction Agreements (as defined herein) to which such entities are party: RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation (“RCFC”), as issuer, lessor, financing source and beneficiary, DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), as master servicer and guarantor, DTG OPERATIONS, INC., an Oklahoma corporation (“DTG Operations”, together with RCFC and DTAG, each a “DTAG Party” and collectively the “DTAG Parties”), as lessee, servicer and lessee grantor, DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as trustee, beneficiary, financing source and master collateral agent and WELLS FARGO BANK, N.A., as note purchaser.

W I T N E S S E T H:

WHEREAS, the Parties are party to certain of the agreements set forth on Annex A to this Agreement in connection with the DTAG Parties’ asset-backed fleet financing program (each such agreement, and each fee letter, fee agreement or similar arrangement relating to fees with respect to any such agreement in connection with the Series 2010-2 Notes, a “Transaction Agreement”, and collectively, the “Transaction Agreements”);

WHEREAS, RCFC desires to irrevocably reduce the Series 2010-2 Maximum Invested Amount under the Series 2010-2 Supplement from $300,000,000 to $0 (the “Series 2010-2 Final Reduction”);

WHEREAS, in connection with the Series 2010-2 Final Reduction, the Parties desire to irrevocably terminate all of the Transaction Agreements to which such Parties are party;

WHEREAS, all amounts owed by the DTAG Parties to the other Parties under the Series 2010-2 Notes and each other Transaction Agreement have been paid in full; and

WHEREAS, there are no vehicles currently leased subject to the Group VI Master Lease, and all payments obligations of the DTAG Parties under the Group VI Master Lease have been satisfied;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each of the undersigned Parties does hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1.    Definitions

The following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms.

“Account Control Agreement” has the meaning set forth in Section 3.2(d) hereof.

“Agreement” has the meaning set forth in the preamble hereto.

“Base Indenture” means the Amended and Restated Base Indenture, dated as of February 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof), by and among the Issuer and the Trustee.

“Beneficiary” means each “Beneficiary” under any of the Beneficiary Supplements.

“Beneficiary Supplements” means the Series 2010-2 Beneficiary Supplement – Lessee Master Collateral and the Series 2010-2 Beneficiary Supplement – RCFC Master Collateral.

“DBTCA” has the meaning set forth in the preamble hereto.

“DTAG” has the meaning set forth in the preamble hereto.

“DTAG Party” and “DTAG Parties” have the meanings set forth in the preamble hereto.

“DTG Operations” has the meaning set forth in the preamble hereto.

“Financing Documents” has the meaning set forth in the Master Collateral Agency Agreement.

“Financing Source” means each “Financing Source” under any of the Beneficiary Supplements.

“Group VI Assignment of Exchange Agreement” means the Collateral Assignment of Exchange Agreement, dated as of June 17, 2010 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof), by and among RCFC, the lessees party thereto and the Master Collateral Agent.

“Group VI Master Collateral” has the meaning set forth in the Series 2010-2 Supplement.

“Group VI Master Lease” means the Master Motor Vehicle Lease and Servicing Agreement (Group VI), dated as of June 17, 2010 (as amended, restated, supplemented or otherwise modified prior to the date hereof), between the Lessor, DTG Operations, as Lessee and Servicer, those permitted lessses from time to time becoming lessees and servicers thereunder and DTAG, as Guarantor and Master Servicer.

“Guarantor” means DTAG, as “Guarantor” under the Group VI Master Lease.

 “Issuer” means RCFC as “Issuer” under the Series 2010-2 Supplement and the Base Indenture.

“Lessee” means DTG Operations, as “Lessee” under the Group VI Master Lease.

“Lessee Grantor” means DTG Operations, as “Lessee Grantor” under the Master Collateral Agency Agreement.

“Lessee Grantor Master Collateral” has the meaning set forth in the Master Collateral Agency Agreement.

“Lessor” means RCFC, as “Lessor” under the Group VI Master Lease.

“Master Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof), between the Master Servicer, RCFC, as a grantor, a Financing Source and a Beneficiary, DTG Operations, as a grantor and Servicer, various financing sources party thereto, various beneficiaries party thereto, and the Master Collateral Agent.

“Master Collateral Agent” means DBTCA, as “Master Collateral Agent” under the Master Collateral Agency Agreement.

“Master Lease Collateral” has the meaning set forth in the Series 2010-2 Supplement.

“Master Servicer” means DTAG as “Master Servicer” under the Group VI Master Lease.

“Note Purchaser” has the meaning set forth in the Series 2010-2 Note Purchase Agreement.

“Note Purchaser Funding Limit” has the meaning set forth in the Series 2010-2 Note Purchase Agreement.

“Party” and “Parties” have the meaning set forth in the preamble hereto.

“Purchasers” has the meaning set forth in the Series 2010-2 Note Purchase Agreement.

“RCFC” has the meaning set forth in the preamble hereto.

“Reduction Fee” has the meaning set forth in Section 3.1(a) hereof.

“Related Vehicles” has the meaning set forth in the Master Collateral Agency Agreement.

“Series 2010-2 Beneficiary Supplement – Lessee Master Collateral” means the Financing Source and Beneficiary Supplement (Lessee Grantor Master Collateral), dated as of June 17, 2010 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof), to the Master Collateral Agency Agreement, among the Master Servicer, DTG Operations, as a servicer and as a grantor, RCFC, as a grantor, DBTCA, as Trustee, Master Collateral Agent, Financing Source and Beneficiary, and each other Financing Source and Beneficiary party thereto.

“Series 2010-2 Beneficiary Supplement – RCFC Master Collateral” means the Financing Source and Beneficiary Supplement (RCFC Master Collateral), dated as of June 17, 2010 (as amended, restated, supplemented or otherwise modified prior to the date hereof) to the Master Collateral Agency Agreement, among the Master Servicer, DTG Operations, as a servicer and as a grantor, RCFC, as a grantor, DBTCA, as Trustee, Master Collateral Agent, Financing Source and Beneficiary, and each other Financing Source and Beneficiary party thereto.

“Series 2010-2 Demand Note” means the “Demand Note” as defined in the Series 2010-2 Supplement

‘Series 2010-2 Facility Fee Letter” means the “Facility Fee Letter” as defined in the Series 2010-2 Note Purchase Agreement.

“Series 2010-2 Final Reduction” has the meaning set forth in the recitals hereto.

“Series 2010-2 Indenture” means the Base Indenture, as supplemented by the Series 2010-2 Supplement.

“Series 2010-2 Invested Amount” has the meaning set forth in the Series 2010-2 Supplement.

“Series 2010-2 Maximum Invested Amount” has the meaning set forth in the Series 2010-2 Supplement.

“Series 2010-2 Note Purchase Agreement” means the Note Purchase Agreement, dated as of June 17, 2010 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof), among RCFC, as seller, the Master Servicer and Wells Fargo Bank, N.A., as note purchaser.

“Series 2010-2 Notes” has the meaning set forth in the Series 2010-2 Supplement.

“Series 2010-2 Supplement” means the Series 2010-2 Supplement to the Base Indenture, dated as of June 17, 2010 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof), between the Issuer and the Trustee.

“Series 2011-2 Note Purchase Agreement” means the Note Purchase Agreement, dated as of the date hereof, among RCFC, as seller, the Master Servicer and Wells Fargo Bank, N.A., as note purchaser.

“Series 2011-2 Notes” has the meaning set forth in the Series 2011-2 Note Purchase Agreement.

“Series of Notes” has the meaning set forth in the Base Indenture.

“Servicer” means DTG Operations, as “Servicer” under the Group VI Master Lease.

“Transaction Agreement(s)” has the meaning set forth in the recitals to this Agreement.

“Trustee” means DBTCA, as “Trustee” under the Series 2010-2 Supplement.

ARTICLE II

FINAL REDUCTION

SECTION 2.1.    Series 2010-2 Final Reduction

(a) Reduction.  By their signatures below, each of RCFC and each other Party to the Series 2010-2 Note Purchase Agreement, hereby agrees that, upon effectiveness of this Agreement pursuant to Section 3.1(b) hereof, the Series 2010-2 Maximum Invested Amount shall be reduced by an aggregate amount of $300,000,000 to $0 and the Note Purchaser Funding Limit of each Note Purchaser shall be decreased to $0 (without any further action by any party and notwithstanding any event, notice, waiting period or other condition provided for in any Transaction Agreement or related agreement except as expressly provided for herein).

(b) Representation and Warranty.  RCFC hereby represents and warrants that, after giving effect to the Series 2010-2 Final Reduction pursuant to the preceding Section 2.1(a), the Series 2010-2 Maximum Invested Amount shall not be lower than the Series 2010-2 Invested Amount.

ARTICLE III

TERMINATION OF TRANSACTION AGREEMENTS AND RELEASES OF COLLATERAL

SECTION 3.1.    Termination of Transaction Agreements

(a) Waiver of Reduction Fee.  In consideration of the agreement of RCFC set forth in Section 3.1(b) below, each Note Purchaser hereby waives payment of an amount equal to the product of (x) 1.0% and (y) the amount by which the Series 2010-2 Maximum Invested Amount is reduced pursuant to this Agreement that would otherwise be required to be paid pursuant to Section 2.03(a) of the Series 2010-2 Note Purchase Agreement (the “Reduction Fee”).

(b) Series 2011-2 Transaction.  The provisions of this Agreement, including without limitation the reductions of the Series 2010-2 Maximum Invested Amount and Note Purchaser Funding Limits pursuant to Section 2.1 hereof, the waiver of the Reduction Fee pursuant to Section 3.1(a) hereof, the payment of the Facility Fee pursuant to Section 3.1(c) hereof and the termination of the Transaction Agreements pursuant to Section 3.1(d) hereof, shall be conditioned upon and shall become effective concurrently with the purchase of the Series 2011-2 Notes by Wells Fargo Bank, N.A. pursuant to the Series 2011-2 Note Purchase Agreement.

(c) Series 2010-2 Note Purchase Agreement.  By its signature below, each party to the Series 2010-2 Note Purchase Agreement and each related Transaction Agreement hereby acknowledges and agrees that following payment of the Facility Fee accrued and unpaid through the date hereof, it will have received payment in full of all of the applicable DTAG Parties’ obligations (including all applicable fees) to it that are owing as of the date hereof under and relating to each such applicable Transaction Agreement, and that there will remain no amounts owed by any of the DTAG Parties to it under any such Transaction Agreement.  Each DTAG Party agrees that, once paid, the fees or other amounts or any part thereof payable hereunder shall not be refundable under any circumstances.

(d) Termination of Transaction Agreements.  By its signature below, each Party hereby agrees that each of the Transaction Agreements to which it is a party is (without any further action by any party and notwithstanding any event, notice, waiting period or other condition provided for in any Transaction Agreement or related agreement except as expressly provided for herein) hereby terminated and released and of no further force or effect, and all obligations of any other party under each such Transaction Agreement are hereby terminated and such parties have no further liabilities or obligations thereunder, except in each case any obligations or provisions which by their terms or as provided for in this Agreement expressly survive termination of the applicable Transaction Agreement.

(e) Termination of Master Collateral Agency Agreement With Respect to Beneficiaries.  Each Beneficiary under a Beneficiary Supplement hereby notifies the Master Collateral Agent, pursuant to Section 5.9 of the Master Collateral Agency Agreement, that such Beneficiary has no Related Vehicles thereunder, no amounts are then owing to the related Financing Source under its Financing Documents and such Financing Documents have been terminated as of the date hereof and are of no further force or effect and that such Beneficiary has elected to terminate the Master Collateral Agency Agreement with respect to it.  The Master Collateral Agent hereby acknowledges receipt of the notice provided for in this Section 3.1(e) and the termination of the Master Collateral Agency Agreement with respect to each such Beneficiary.

SECTION 3.2.    Releases of Collateral

(a) Series 2010-2 Supplement.  Pursuant to Section 4.1 herein, by its signature below, the Trustee under the Series 2010-2 Supplement hereby releases all of its right, title and interest in the Master Lease Collateral and all other Collateral relating to the Series 2010-2 Notes in which a security interest is granted to it under the Series 2010-2 Indenture and any other Transaction Agreements, and, RCFC, on behalf of DBTCA, shall, at RCFC’s expense, promptly file or permit to be filed Form UCC-3 termination statements terminating DBTCA’s security interest with respect thereto in all jurisdictions as is necessary in order to accomplish same in connection with the termination of the Transaction Agreements; provided that, for the avoidance of doubt, the Trustee is not hereby releasing any security interest in any Collateral or Master Collateral granted to it under the Base Indenture or any other Transaction Agreement as such Collateral or such Master Collateral relates to any Series of Notes other than the Series 2010-2 Notes or the Group VI Series of Notes.

(b) Master Collateral Agency Agreement.  Pursuant to Section 4.1 herein, by its signature below, the Master Collateral Agent hereby releases all of its right, title and interest in the Group VI Master Collateral and all other Collateral relating to the Series 2010-2 Notes in which a security interest is granted to it under the Series 2010-2 Indenture and any other Transaction Agreements, and, RCFC, on behalf of DBTCA, shall, at RCFC’s expense, promptly file or permit to be filed Form UCC-3 termination statements terminating DBTCA’s security interest with respect thereto in all jurisdictions as is necessary in order to accomplish same in connection with the termination of the Transaction Agreements; provided that, for the avoidance of doubt, the Master Collateral Agent is not hereby releasing any security interest in any Collateral or Master Collateral granted to it under the Base Indenture or any other Transaction Agreement as such Collateral or such Master Collateral relates to any Series of Notes other than the Series 2010-2 Notes or the Group VI Series of Notes.

(c) Group VI Master Lease.  To the extent applicable, by its signature below, the Lessor hereby releases its security interest in all of the Lessee’s right, title and interest in and to the Lessee Grantor Master Collateral with respect to the Group VI Master Collateral.

(d) Account Control Agreement.  DBTCA agrees that, promptly following the time of effectiveness of this Agreement, it will transmit a notice of termination pursuant to Section 14 of the Account Control Agreement, dated as of June 17, 2010, between RCFC and DBTCA (the “Account Control Agreement”), in its capacity as Secured Party under and as defined therein, and that the Account Control Agreement will thereby be terminated.

ARTICLE IV

DELIVERY AND CANCELLATION OF RCFC NOTES AND DEMAND NOTES

SECTION 4.1.    Series 2010-2 Notes.  Wells Fargo Bank, N.A., hereby agrees to deliver as promptly as practicable the original Series 2010-2 Note held by it to RCFC for cancellation in accordance with the terms of the Series 2010-2 Supplement and the Base Indenture and hereby directs the Trustee and the Master Collateral Agent to release its right, title and interest in all the applicable collateral as specified in Sections 3.2(a) and 3.2(b) herein.

SECTION 4.2.    Demand Notes.  The Trustee under the Series 2010-2 Supplement hereby agrees to deliver as promptly as practicable the Series 2010-2 Demand Note issued by DTAG in connection with the Series 2010-2 Supplement to DTAG for cancellation (and by its signature below, RCFC hereby consents and agrees to such delivery and cancellation).

ARTICLE V

MISCELLANEOUS

SECTION 5.1.    No Bankruptcy Petition Against RCFC

Each of the Parties (other than RCFC) hereby agrees that it will not institute against, or join any other person, firm, corporation or other entity in instituting against, RCFC any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar proceeding prior to the date that is one year and one day after the last day on which any Notes (as defined in the Base Indenture) issued by RCFC under the Base Indenture shall have been cancelled. The provisions of this paragraph shall survive the termination of this Agreement.  Nothing contained herein shall preclude participation by Wells Fargo Bank. N.A., or any of its affiliates in the assertion or defense of its claims in any such proceeding involving RCFC.

SECTION 5.2.    Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.3.   Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

SECTION 5.4.   Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the day and year first written above.

RENTAL CAR FINANCE CORP., as Issuer, Lessor, Financing Source, Beneficiary and Seller under the Series 2010-2 Note Purchase Agreement

By
Name: H. Clifford Buster III
Title: President and Treasurer

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer and Guarantor

By
Name: H. Clifford Buster III
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer

DTG OPERATIONS, INC., as Lessee, Servicer and Lessee Grantor

By
Name: H. Clifford Buster III
Title: Executive Vice President, Chief Financial Officer and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Financing Source and Beneficiary

By
Name:
Title:

By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Master Collateral Agent

By
Name:
Title:

By
Name:
Title:

WELLS FARGO BANK, N.A., as a Note Purchaser

By
Name:
Title:

Annex A

Terminated Agreements

1)	The Group VI Master Lease;

2)	The Series 2010-2 Supplement;

3)	The Group VI Assignment of Exchange Agreement;

4)	The Series 2010-2 Beneficiary Supplement – Lessee Master Collateral;

5)	The Series 2010-2 Beneficiary Supplement – RCFC Master Collateral;

6)	The Series 2010-2 Note Purchase Agreement;

7)	The Series 2010-2 Facility Fee Letter;

8)	The Series 2010-2 Demand Note; and

9)	The Series 2010-2 Notes.